Exhibit 10.5

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of December 22, 2010,

among

AMERICAN MEDIA, INC.,

the other GRANTORS party hereto,

JPMORGAN CHASE BANK, N.A.,

as Agent,

JPMORGAN CHASE BANK, N.A.,

as Credit Agreement Collateral Agent,

WILMINGTON TRUST FSB,

as Senior Secured Notes Trustee,

WILMINGTON TRUST FSB,

as Senior Secured Notes Collateral Agent,

and

each ADDITIONAL COLLATERAL AGENT from time to time party hereto

FIRST LIEN INTERCREDITOR AGREEMENT dated as of December 22, 2010, 2010 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among AMERICAN MEDIA, INC., a Delaware corporation (the “Borrower”), the other GRANTORS (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent under the Credit Agreement (in such capacity, the “Agent”) and as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity, the “Credit Agreement Collateral Agent”), WILMINGTON TRUST FSB, as Trustee under the Senior Secured Notes Indenture (as defined below) (together with its successors and assigns, in such capacity, the “Senior Secured Notes Trustee”) and as collateral agent for the Senior Secured Notes Secured Parties (as defined below) (together with its successors and assigns, in such capacity, the “Senior Secured Notes Collateral Agent”), and each ADDITIONAL COLLATERAL AGENT from time to time party hereto as collateral agent for any First Lien Obligations (as defined below) of any other Class (as defined below).

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional Collateral Agent” has the meaning assigned to the term in Article VII.

“Additional First Lien Obligations” means all obligations of the Borrower and the other Grantors that shall have been designated as such pursuant to Article VII.

“Additional First Lien Obligations Documents” means the indentures or other agreements under which Additional First Lien Obligations of any Series are issued or incurred and all other instruments, agreements and other documents evidencing or governing Additional First Lien Obligations of such Series or providing any guarantee, Lien or other right in respect thereof.

“Additional Pari Passu Lien Indebtedness” means Indebtedness permitted to be incurred under the Senior Secured Notes Indenture and under the Credit Agreement which is by its terms intended to be secured on a pari passu basis with the Liens securing the Senior Secured Notes and the Credit Agreement Obligations; provided such Lien is permitted to be incurred under the Senior Secured Notes Indenture and the Credit Agreement and such Indebtedness has a stated maturity that is no earlier than the stated maturity of the Senior Secured Notes.

“Additional Secured Parties” means the holders of any Additional First Lien Obligations.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent” has the meaning assigned to such term in the preamble hereto.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Amend” means, in respect of any agreement, to amend, restate, supplement, waive or otherwise modify such agreement, in whole or in part. The terms “Amended” and “Amendment” shall have correlative meanings.

“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, any vice president, treasurer, general counsel or another executive officer of such Person.

“Bailee Collateral Agent” has the meaning assigned to such term in Section 4.01(a).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Cash Management Bank” means any lender under the Credit Agreement or an Affiliate of a lender under the Credit Agreement (together with its successors and assigns) providing Cash Management Services to the Borrower or any other Grantor.

“Cash Management Obligations” means all obligations owing by the Borrower or any other Grantor to any Cash Management Bank in respect of any Cash Management Services (including, without limitation, indemnities, fees and interest thereon and all interest and fees that accrue on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective documents governing the Cash Management Services, whether or not a claim for post-petition interest or fees is allowed or allowable in any such Insolvency or Liquidation Proceeding), now existing or hereafter incurred under, arising out of or in connection with such Cash Management Services, and the due performance and compliance by the Borrower or any other Grantor with the terms, conditions and agreements of such Cash Management Services.

“Cash Management Services” means treasury, depository, bank product and/or cash management services or any automated clearing house transfer services.

“Class”, when used in reference to (a) any First Lien Obligations, refers to whether such First Lien Obligations are the Credit Agreement Obligations, the Senior Secured Notes Obligations or the Additional First Lien Obligations of any Series, (b) any Collateral Agent, refers to whether such Collateral Agent is the Credit Agreement Collateral Agent, the Senior Secured Notes Collateral Agent or the Additional Collateral Agent with respect to the Additional First Lien Obligations of any Series, (c) any Bailee Collateral Agent, refers to whether such Bailee Collateral Agent is the Credit Agreement Collateral Agent, the Senior Secured Notes Collateral Agent or the Additional Collateral Agent with respect to the Additional First Lien Obligations of any Series, (d) any Secured Parties, refers to whether such Secured Parties are the Credit Agreement Secured Parties, the Senior Secured Notes Secured Parties or the holders of the Additional First Lien Obligations of any Series, (e) any Secured Credit Documents, refers to whether such Secured Credit Documents are the Credit Agreement Documents, the Senior Secured Notes Documents or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series, and (f) any Security Documents, refers to whether such Security Documents are part of the Credit Agreement Documents, the Senior Secured Notes Documents or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series.

“Collateral” means all assets of the Borrower or any of the Subsidiaries now or hereafter subject to a Lien securing any First Lien Obligation.

“Collateral Agent Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit I, appropriately completed.

“Collateral Agents” means the Credit Agreement Collateral Agent, the Senior Secured Notes Collateral Agent and each Additional Collateral Agent.

“Controlled Shared Collateral” has the meaning assigned to such term in Section 4.01(a).

“Credit Agreement” means the Revolving Credit Agreement dated as of December 22, 2010 by and among the Borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as administrative agent, and one or more other financing arrangements (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder; provided that any such amendment, supplement, modification, refinancing, consolidating or restructuring of Indebtedness under such agreement may only provide for the making of revolving loans and/or issuance of letters of credit; provided further that the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Collateral Agent Joinder Agreement.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Credit Agreement Collateral Agreement” has the meaning assigned to the term “Guarantee and Collateral Agreement” in the Credit Agreement.

“Credit Agreement Documents” has the meaning assigned to the term “Loan Documents” in the Credit Agreement.

“Credit Agreement Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement.

“Credit Agreement Secured Parties” has the meaning assigned to the term “Secured Parties” in the Credit Agreement.

“Discharge” means, with respect to First Lien Obligations of any Class, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the Related Secured Credit Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness under the Related Secured Credit Document and termination of all commitments of the lenders under the Credit Agreement to lend or otherwise extend credit under the Related Secured Credit Document, (b) payment in full in cash of all other First Lien Obligations (including letter of credit reimbursement obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid (other than Cash Management Obligations and Secured Hedge Obligations so long as arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), and (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the Agent, the Credit Agreement Collateral Agent, or, if the Discharge of Credit Agreement Obligations has occurred, the Collateral Agent determined in accordance with Section 4.01(d)) of all letters of credit issued under the Secured Credit Documents.

“Domestic Subsidiary” means each Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Event of Default” means an “Event of Default” (or similar event, however denominated) as defined in any Secured Credit Document.

“First Lien Obligations” means (a) all the Credit Agreement Obligations, (b) all the Senior Secured Notes Obligations and (c) all the Additional First Lien Obligations.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II, appropriately completed.

“Grantors” means, at any time, the Borrower and each Domestic Subsidiary that, at such time, (a) pursuant to Security Documents of any Class have granted a Lien on any of its assets to secure any First Lien Obligations of such Class and (b) pursuant to Security Documents of any other Class has granted a Lien on any of its assets to secure any First Lien Obligations of such other Class.

“Hedge Bank” means any Person that is a lender under the Credit Agreement or an Affiliate of a lender under the Credit Agreement at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, and such Person’s successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Indebtedness” has the meaning assigned to such term in the Senior Secured Notes Indenture or in the Credit Agreement.

“Impairment” has the meaning assigned to such term in Section 2.02.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Borrower or any other Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower or any other Grantor or with respect to a material portion of its respective assets;

(c) any liquidation, dissolution, reorganization or winding up of the Borrower or any other Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower or any other Grantor.

“Intervening Creditor” has the meaning assigned to such term in Section 2.02.

“Intervening Lien” has the meaning assigned to such term in Section 2.02.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than a filing for informational purposes); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Pari Passu Lien Indebtedness” shall have the meaning assigned to such term in the Senior Secured Notes Indenture.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Priority Payment Lien Obligations” shall have the meaning assigned to such term in the Senior Secured Notes Indenture (as the same is in effect on the date hereof).

“Proceeds” has the meaning assigned to such term in Section 2.01(b).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease, retire, restructure or replace, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Secured Credit Documents” means, with respect to the Collateral Agent or Secured Parties of any Class, the Secured Credit Documents of such Class.

“Related Secured Parties” means, with respect to the Collateral Agent of any Class, the Secured Parties of such Class.

“Secured Credit Documents” means, collectively, (a) the Credit Agreement Documents, (b) the Senior Secured Notes Documents and (c) the Additional First Lien Obligations Documents.

“Secured Hedge Agreements” means each agreement that governs Hedging Obligations by and between the Borrower or any other Grantor, on the one hand, and any Hedge Bank from time to time, but only to the extent such agreement is permitted under the Credit Agreement and constitutes Credit Agreement Obligations; provided, however, that such Hedging Obligations shall not, solely by virtue of constituting a Credit Agreement Obligation, also constitute Indebtedness (as defined in the Senior Secured Notes Indenture) under the Credit Agreement.

“Secured Hedging Obligations” means (i) obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities, whether now existing or hereafter arising (including, without limitation, indemnities, fees and interest thereon and all interest and fees that accrue on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Secured Hedge Agreement, whether or not a claim for post-petition interest or fees is allowed in any such Insolvency or Liquidation Proceeding), of the Borrower or any other Grantor owing to any Hedge Bank, now existing or hereafter incurred under, or arising out of or in connection with, any Secured Hedge Agreement (including all such obligations and indebtedness under any guarantee of any such Secured Hedge Agreement to which the Borrower or any other Grantor is a party) and (ii) all performance and compliance obligations by the Borrower or any other Grantor under any Secured Hedge Agreement.

“Secured Parties” means (a) the Credit Agreement Secured Parties, (b) the Senior Secured Notes Secured Parties and (c) the Additional Secured Parties.

“Security Documents” means (a) the Credit Agreement Collateral Agreement and the other Security Documents (as defined in the Credit Agreement), (b) each of the Senior Secured Notes Security Documents entered into in favor of the Senior Secured Notes Collateral Agent for the purpose of securing the Senior Secured Notes Obligations and (c) any other agreement entered into in favor of the Collateral Agent of any other Class for the purpose of securing the First Lien Obligations of such Class.

“Senior Secured Notes” has the meaning assigned to such term in the definition of “Senior Secured Notes Indenture.”

“Senior Secured Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture, the Senior Secured Notes Security Documents and all other instruments, agreements and other documents evidencing or governing the Senior Secured Notes Obligations or providing any Guarantee (as defined in the Senior Secured Notes Indenture), Lien (including any mortgage) or other right in respect thereof.

“Senior Secured Notes Indenture” means that certain Indenture, dated as of December 1, 2010, among the Borrower (as successor to AMO Escrow Corporation), the other Grantors party thereto, as guarantors, the Senior Secured Notes Trustee and the Senior Secured Notes Collateral Agent, governing the Borrower’s 11.50% Senior Secured Notes due 2017 (the “Senior Secured Notes”).

“Senior Secured Notes Obligations” means all “Obligations” (as defined in the Senior Secured Notes Indenture) under the Senior Secured Notes Indenture and the Senior Secured Notes.

“Senior Secured Notes Secured Parties” means the Senior Secured Notes Trustee, the Senior Secured Notes Collateral Agent and the holders of the Senior Secured Notes Obligations.

“Senior Secured Notes Security Documents” has the meaning assigned to the term “Security Documents” in the Senior Secured Notes Indenture.

“Series”, when used in reference to Additional First Lien Obligations, refers to such Additional First Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Additional Collateral Agent.

“Shared Collateral” means, at any time, Collateral on which Collateral Agents or Secured Parties of any two or more Classes have at such time a valid and perfected Lien (including as a result of the agreements set forth in Section 4.01). If First Lien Obligations of more than two Classes are outstanding at any time, then any Collateral shall constitute Shared Collateral with respect to First Lien Obligations of any Class only if the Collateral Agent or Secured Parties of such Class have at such time a valid and perfected Lien on such Collateral.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, and Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Concerning the Credit Agreement Collateral Agent, the Senior Secured Notes Collateral Agent and Each Additional Collateral Agent.

(a) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Credit Agreement Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Credit Agreement Collateral Agent pursuant to the authorization thereof under the Credit Agreement. It is understood and agreed that the Credit Agreement Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Credit Agreement Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(b) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by either the Senior Secured Notes Trustee or the Senior Secured Notes Collateral Agent, as applicable, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Senior Secured Notes Trustee or the Senior Secured Notes Collateral Agent, as applicable, pursuant to the authorization thereof under the Senior Secured Notes Indenture. It is understood and agreed that neither the Senior Secured Notes Trustee nor the Senior Secured Notes Collateral Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Senior Secured Notes Collateral Agent or the Senior Secured Notes Trustee for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(c) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by any Additional Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Additional Collateral Agent pursuant to the authorization thereof under the Additional First Lien Obligations Documents relating to such Class of First Lien Obligations. It is understood and agreed that no Additional Collateral Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Additional Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

ARTICLE II

Lien Priorities; Proceeds

SECTION 2.01. Relative Priorities.

(a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.01(b) and Section 2.02), the Agent, the Senior Secured Notes Trustee and each Collateral Agent, for itself and on behalf of its Related Secured Parties, agree that valid and perfected Liens on any Shared Collateral securing First Lien Obligations of any Class shall be of equal priority; provided that the Priority Payment Lien Obligations will have priority as set forth below to the Proceeds of or other payments or distributions on Shared Collateral upon a foreclosure or in an Insolvency or Liquidation Proceeding including without limitation all adequate protection payments made in any Insolvency or Liquidation Proceeding in respect of the Shared Collateral and will be repaid in full prior to the repayment of the Senior Secured Notes and any Additional Pari Passu Lien Indebtedness.

(b) The Agent, the Senior Secured Notes Trustee and each Collateral Agent, for itself and on behalf of its Related Secured Parties, agree that, notwithstanding (x) any provision of any Secured Credit Document to the contrary (but subject to Section 2.02) and (y) the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.02), if (i) an Event of Default shall have occurred and is continuing and the Agent, the Senior Secured Notes Trustee or such Collateral Agent or any of its Related Secured Parties is taking any action to enforce rights or exercise remedies in respect of any Shared Collateral (including any such action referred to in Section 3.01(a)), (ii) any distribution, payment, compromise or settlement of any kind (under a confirmed plan of reorganization or otherwise) is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor or (iii) the Agent, the Senior Secured Notes Trustee or such Collateral Agent or any of its Related Secured Parties receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than this Agreement), then the cash and non-cash payments distributions or the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by the Agent, the Senior Secured Notes Trustee or such Collateral Agent or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such cash or non-cash distributions or payments received by the Agent, the Senior Secured Notes Trustee or such Collateral Agent or any of its Related Secured Parties (all such cash or non-cash proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:

(i) FIRST, to (A) to the payment of all amounts owing to the Credit Agreement Collateral Agent or the Agent for the Priority Payment Lien Obligations (in their respective capacities as such) pursuant to the terms of any Credit Agreement Documents,

(B) in the case of any such enforcement of rights or exercise of remedies, to the payment of all costs and expenses incurred by the Credit Agreement Collateral Agent or the Agent in connection therewith, and

(C) in the case of any such payment pursuant to this Agreement, to the payment of all costs and expenses incurred by the Credit Agreement Collateral Agent or the Agent for the Priority Payment Lien Obligations or any of its Related Secured Parties in enforcing its rights hereunder to obtain such payment;

(ii) SECOND, to the payment in full of any Priority Payment Lien Obligations (including, for the avoidance of doubt, an amount equal to the post-petition interest, fees, costs, and charges that would otherwise have accrued thereon under the terms of, and at the rates specified in, the Credit Agreement either (i) had the Borrower not been the subject of an Insolvency or Liquidation Proceeding or (ii) had the claims under the Credit Agreement been separately classified from those under the Senior Secured Notes Obligations in any Insolvency or Liquidation Proceeding (regardless of whether any such claims may not be allowed in whole or in part as against the Borrower or the other Grantors or the Shared Collateral in the respective Insolvency or Liquidation Proceeding pursuant to Section 506(b) of the Bankruptcy Code or otherwise) and the termination of any commitments under the Credit Agreement;

(iii) THIRD (A) to the payment of all amounts owing to such Collateral Agent (in its capacity as such) or any trustee for such First Lien Obligations pursuant to the terms of any Related Secured Credit Document in respect of the Senior Secured Notes Obligations or any Additional First Lien Obligations,

(B) in the case of any such enforcement of rights or exercise of remedies, to the payment of all costs and expenses incurred by such Collateral Agent, any trustee for such First Lien Obligations or any of their Related Secured Parties in respect of the Senior Secured Notes Obligations or any Additional First Lien Obligations in connection therewith, and

(C) in the case of any such payment pursuant to this Agreement, to the payment of all costs and expenses incurred by such Collateral Agent, any trustee for such First Lien Obligations or any their Related Secured Parties in enforcing its rights thereunder to obtain such payment.

(iv) FOURTH, to the payment in full of all other First Lien Obligations of each Class secured by a valid and perfected Lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among such Classes of First Lien Obligations, ratably in accordance with the amounts of the First Lien Obligations of each such Class on the date of such application); provided that amounts applied under this clause FOURTH during any period when the First Lien Obligations of any such Class shall not be due and payable in full shall be allocated to the First Lien Obligations of such Class as if such First Lien Obligations were at the time due and payable in full, and any amounts allocated to the payment of the First Lien Obligations of such Class that are not yet due and payable shall be transferred to, and held by, the Collateral Agent of such Class solely as collateral for the First Lien Obligations of such Class (and shall not constitute Shared Collateral for purposes hereof) until the date on which the First Lien Obligations of such Class shall have become due and payable in full (at which time such amounts shall be applied to the payment thereof); and

(v) FIFTH, after payment in full of all the First Lien Obligations, to the holders of any junior Liens on the Shared Collateral and thereafter to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

(c) The parties to this Agreement (including the Borrower and the Grantors) shall irrevocably agree that this Agreement (including the provisions described in Section 2.01(b)) constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code, and that the terms hereof will survive, and will continue in full force and effect and be binding upon each of the parties hereto, in any Insolvency or Liquidation Proceeding.

(d) To further effectuate the intent, understanding, and agreement of the Agent on the one hand, and the Senior Secured Notes Trustee and its Related Secured Parties, on the other, if, as is contemplated, it is held (in the context of a confirmed plan of reorganization or otherwise) that the claims against the Borrower or any Grantor under the Credit Agreement, the Senior Secured Notes Obligation or any Additional Pari Passu Lien Indebtedness in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Senior Secured Notes Trustee, the Senior Secured Notes Collateral Agent and, by virtue of accepting the Senior Secured Notes, their Related Secured Parties, expressly acknowledge and agree that all distributions, payments, compromises, or settlements of any kind (under a confirmed plan of reorganization or otherwise) made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower or otherwise shall be deemed for all purposes with respect to this Agreement and such Insolvency or Liquidation Proceedings to have been made as if there were separate classes of senior and junior secured claims against the Borrower in respect of the Shared Collateral, with the effect being that (and the Senior Secured Notes Trustee and its Related Secured Parties expressly acknowledge and agree) the Agent for the Priority Payment Lien Obligations (on behalf of itself and holders of Priority Payment Lien Obligations) shall be entitled to and shall receive from the Shared Collateral, in addition to amounts distributed to them in respect of principal, pre-petition interest, and other claims, the amount of interest, fees, costs, and charges that would otherwise have accrued post-petition under the terms of, and at the rates specified in, the Credit Agreement as against the Borrower or with respect to the Shared Collateral either (i) had the Borrower not been the subject of an Insolvency or Liquidation Proceeding or (ii) had the claims under the Credit Agreement been separately classified from the Senior Secured Notes Obligations in any Insolvency or Liquidation Proceeding (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against the Borrower or the Shared Collateral in the respective Insolvency or Liquidation Proceeding pursuant to Section 506(b) of the Bankruptcy Code or otherwise), before any distribution is or may be made in respect of the claims relating to the Shared Collateral or the Liens thereon securing the Senior Secured Notes held by the Senior Secured Notes Collateral Agent, on behalf of its Related Secured Parties, with the Senior Secured Notes Trustee, the Senior Secured Notes Collateral Agent and, by virtue of accepting the Senior Secured Notes, its Related Secured Parties, further expressly acknowledging and agreeing to either turn over to, or direct the Borrower and the Grantors to pay directly to, the holders of the Priority Payment Lien Obligations all amounts otherwise received or receivable by them from the Shared Collateral or in respect of the Liens thereon securing the Senior Secured Notes to the extent needed to effectuate the intent of this provision to ensure that the Priority Payment Lien Obligations (including, for the avoidance of doubt, those related to the post-petition interest, fees, costs, and charges that would otherwise have accrued thereon under the terms of, and at the rates specified in, the Credit Agreement either (i) had the Borrower not been the subject of an Insolvency or Liquidation Proceeding or (ii) had the claims under the Credit Agreement been separately classified from the Senior Secured Notes Obligations in any Insolvency or Liquidation Proceeding (regardless of whether such claims may or may not be allowed or allowable in whole or in part as against the Borrower or the Shared Collateral in the respective Insolvency or Liquidation Proceeding pursuant to Section 506(b) of the Bankruptcy Code or otherwise) are paid in full, even if such turnover of amounts has the effect of reducing the amount of the recovery and/or claims of the Senior Secured Notes Secured Parties.

SECTION 2.02. Impairments. It is the intention of the parties hereto that the Secured Parties of any given Class of Pari Passu Lien Indebtedness (other than the Senior Secured Notes Trustee, the Senior Secured Notes Collateral Agent or any Collateral Agent with respect to Additional First Lien Obligations, in each case solely with respect to any amount owed to them in their respective capacity as such, and not the Secured Parties of any other Class of Pari Passu Lien Indebtedness) bear the risk of any determination by a court of competent jurisdiction that (i) any First Lien Obligations of such Class of Pari Passu Lien Indebtedness are unenforceable under applicable law or are subordinated to any other obligations (other than to any Pari Passu Lien Indebtedness), (ii) the Secured Parties of such Class of Pari Passu Lien Indebtedness do not have a valid and perfected Lien on any of the Collateral securing any First Lien Obligations of any other Class of Pari Passu Lien Indebtedness and/or (iii) any Person (other than any Collateral Agent or Secured Party) has a Lien on any Shared Collateral that is senior in priority to the Lien on such Shared Collateral securing First Lien Obligations of such Class of Pari Passu Lien Indebtedness, but junior to the Lien on such Shared Collateral securing any other class of Priority Payment Lien Obligations or Pari Passu Lien Indebtedness (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”) (any condition with respect to First Lien Obligations of such Class of Pari Passu Lien Indebtedness being referred to as an “Impairment” of such Class). In the event an Impairment exists with respect to First Lien Obligations of any Class of Pari Passu Lien Indebtedness, the results of such Impairment shall be borne solely by the Secured Parties of such Class of Pari Passu Lien Indebtedness (other than the Senior Secured Notes Trustee, the Senior Secured Notes Collateral Agent or any Collateral Agent with respect to Additional First Lien Obligations, in each case solely with respect to any amount owed to them in their respective capacity as such, and not the Secured Parties of any other Class of Pari Passu Lien Indebtedness), and the rights of the Secured Parties of such Class of Pari Passu Lien Indebtedness (including the right to receive distributions in respect of First Lien Obligations of such Class of Pari Passu Lien Indebtedness pursuant to Section 2.01(b)) (except for the rights of the Senior Secured Notes Trustee, the Senior Secured Notes Collateral Agent or any Collateral Agent with respect to Additional First Lien Obligations, in each case solely with respect to any amount owed to them in their respective capacity as such, and not the Secured Parties of any other Class of Pari Passu Lien Indebtedness) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class (other than the Senior Secured Notes Trustee, the Senior Secured Notes Collateral Agent or any Collateral Agent with respect to Additional First Lien Obligations, in each case solely with respect to any amount owed to them in their respective capacity as such). In furtherance of the foregoing, in the event First Lien Obligations of any Class of Pari Passu Lien Indebtedness shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be distributed in respect of First Lien Obligations of such Class.

SECTION 2.03. Payment Over. The Agent, the Senior Secured Notes Trustee and each Collateral Agent, on behalf of itself and its Related Secured Parties, agrees that if the Agent, the Senior Secured Notes Trustee or such Collateral Agent or any of its Related Secured Parties shall at any time obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)), (i) the Agent, the Senior Secured Notes Trustee or such Collateral Agent or its Related Secured Party, as the case may be, shall promptly inform each other Collateral Agent thereof, (ii) the Agent, the Senior

Secured Notes Trustee or such Collateral Agent or its Related Secured Party shall hold such Shared Collateral or Proceeds in trust for the benefit of the Secured Parties of any Class entitled thereto pursuant to Section 2.01(b) and, with respect to any Shared Collateral constituting Controlled Shared Collateral, such Collateral Agent shall comply with the provisions of Section 4.01 and (iii) in the case of any such Proceeds, such Proceeds shall be applied in accordance with Section 2.01(b) as promptly as practicable.

SECTION 2.04. Determinations with Respect to Amounts of Obligations and Liens. Whenever the Agent, the Senior Secured Notes Trustee or the Collateral Agent of any Class shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any other Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any other Class (and whether such Lien constitutes a valid and perfected Lien), it may request that such information be furnished to it in writing by the Agent, the Senior Secured Notes Trustee or the Collateral Agent of such other Class and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding the request of the Collateral Agent of such Class, the Agent, the Senior Secured Notes Trustee or the Collateral Agent of such other Class shall fail or refuse reasonably promptly to provide the requested information, the Collateral Agent of such Class shall be entitled to conclusively rely upon a certificate of an Authorized Officer of the Borrower. The Agent, the Senior Secured Notes Trustee and each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination or any action taken or not taken pursuant thereto.

ARTICLE III

Rights and Remedies; Matters Relating to Shared Collateral

SECTION 3.01. Exercise of Rights and Remedies.

(a) Subject to paragraph (b) of this Section and Section 4.01(a), nothing in this Agreement shall affect the ability of the Agent, the Senior Secured Notes Trustee and any Collateral Agent or any of its Related Secured Parties (i) to enforce any rights and exercise any remedies with respect to any Shared Collateral available under any Related Secured Credit Documents or applicable law, including any right of set-off and any determinations regarding the release of Liens on, or any sale, transfer or other disposition of, any Shared Collateral, or any other rights or remedies available to a secured creditor under the Uniform Commercial Code of any jurisdiction, the Bankruptcy Code or any other Bankruptcy Law, or (ii) to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding). Subject to paragraph (b) of this Section and Section 4.01(a), any such exercise of rights and remedies by the Agent, the Senior Secured Notes Trustee and any Collateral Agent or any of its Related Secured Parties may be made in such order and in such manner as the Agent, the Senior Secured Notes Trustee and such Collateral Agent or its Related Secured Parties may, subject to the provisions of their Related Secured Credit Documents, determine in their sole discretion.

(b) Notwithstanding paragraph (a) of this Section:

(i) the Agent, the Senior Secured Notes Trustee and each Collateral Agent and its Related Secured Parties shall remain subject to, and bound by, all covenants or agreements made herein by or on behalf of the Agent, the Senior Secured Notes Trustee or such Collateral Agent or its Related Secured Parties;

(ii) the Agent, the Senior Secured Notes Trustee and each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that, prior to the commencement of any enforcement of rights or any exercise of remedies with respect to any Shared Collateral by the Agent, the Senior Secured Notes Trustee or such Collateral Agent or any of its Related Secured Parties, the Agent, the Senior Secured Notes Trustee and such Collateral Agent or its Related Secured Party, as the case may be, shall provide prior written notice thereof to each other Collateral Agent, such notice to be provided as far in advance of such commencement as reasonably practicable, and shall consult with each other Collateral Agent on a regular basis in connection with such enforcement or exercise; and

(iii) the Agent, the Senior Secured Notes Trustee and each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that such Collateral Agent and its Related Secured Parties shall cooperate in a commercially reasonable manner with each other Collateral Agent and its Related Secured Parties in any enforcement of rights or any exercise of remedies with respect to any Shared Collateral.

SECTION 3.02. Prohibition on Contesting Liens. Each of the Agent, the Senior Secured Notes Trustee and each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that neither such Collateral Agent nor any of its Related Secured Parties will, and each hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any other Collateral Agent or any of its Related Secured Parties in all or any part of the Shared Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.03. Prohibition on Challenging this Agreement. Each of the Agent, the Senior Secured Notes Trustee and each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that neither such Collateral Agent nor any of its Related Secured Parties will attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.04. Release of Liens. The parties hereto agree and acknowledge that the release of Liens on any Shared Collateral securing First Lien Obligations of any Class, whether in connection with a sale, transfer or other disposition of such Shared Collateral or otherwise, shall be governed by and subject to the Secured Credit Documents of such Class, and that nothing in this Agreement shall be deemed to amend or affect the terms of the Secured Credit Documents of such Class with respect thereto.

SECTION 3.05. Insurance and Condemnation Awards. So long as the Discharge of the Credit Agreement Obligations has not occurred, the Credit Agreement Collateral Agent and its Related Secured Parties shall have the exclusive right, subject to the rights of the Grantors under and solely to the extent provided in the Credit Agreement Documents, to settle and adjust claims in respect of Shared Collateral under policies of insurance covering Shared Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Shared Collateral; provided that any Proceeds arising therefrom shall be subject to Article II.

ARTICLE IV

Collateral

SECTION 4.01. Bailment for Perfection of Security Interests.

(a) Each Collateral Agent agrees that if it shall at any time hold a Lien on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any deposit, securities or other account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Collateral Agent, or of agents or bailees of such Collateral Agent (such Shared Collateral being referred to herein as the “Controlled Shared Collateral”), such Collateral Agent shall, solely for the purpose of perfecting the Liens of any other Collateral Agent granted on such Shared Collateral under its Related Secured Credit Documents and subject to the terms and conditions of this Article, also hold such Controlled Shared Collateral as gratuitous bailee and sub-agent for each such other Collateral Agent (any Collateral Agent that shall be holding any Controlled Shared Collateral as gratuitous bailee and sub-agent being referred to herein as the “Bailee Collateral Agent”). In furtherance of the foregoing, each Collateral Agent appoints each Bailee Collateral Agent as such Collateral Agent’s gratuitous bailee and sub-agent hereunder with respect to any Controlled Shared Collateral that such Bailee Collateral Agent possesses or controls at any time solely for the purpose of perfecting a Lien on such Controlled Shared Collateral. Notwithstanding anything herein to the contrary, it is understood and agreed that as of the date hereof and so long as the Discharge of Credit Agreement Obligations has not occurred, the Credit Agreement Collateral Agent shall have the sole right to give any instructions, directions and entitlement orders (including any blockage or withdrawal instructions) with respect to any deposit, securities or other accounts, or any funds contained thereinto and to exercise any other remedies under any control agreement entered into with respect to a deposit account, a securities account or any other account (whether or not the Senior Secured Notes Collateral Agent is also a party thereto); provided that, any amounts withdrawn therefrom shall be subject to Article II. It is further understood and agreed that as of the date hereof and until such time as the Credit Agreement Obligations are Discharged, the Credit Agreement Collateral Agent shall be granted possession of all possessory Controlled Shared Collateral and, thereafter, possession shall be determined by Section 4.01(d).

(b) In furtherance of the foregoing, each Grantor hereby grants a security interest in the Controlled Shared Collateral to each Collateral Agent that possesses or controls Controlled Shared Collateral as permitted in Section 4.01(a) for the benefit of the Secured Parties under any other Class of First Lien Obligations which have been granted a Lien on the Controlled Shared Collateral possessed or controlled by such Collateral Agent.

(c) Subject to Section 4.01(a), for purposes of this Section, the Bailee Collateral Agent shall be entitled to deal with the applicable Controlled Shared Collateral in accordance with the terms of its Related Secured Credit Documents as if the Liens thereon of the Collateral Agent or Secured Parties of any other Class (and the agreements set forth in paragraph (a) of this Section) did not exist; provided that any Proceeds arising from any such Controlled Shared Collateral shall be subject to Article II. The obligations and responsibilities of any Bailee Collateral Agent to any other Collateral Agent or any of its Related Secured Parties under this Article shall be limited solely to holding or controlling the applicable Controlled Shared Collateral as gratuitous bailee and sub-agent in accordance with this Article. Without limiting the foregoing, (i) no Bailee Collateral Agent shall have any obligation or responsibility to ensure that any Controlled Shared Collateral is genuine or owned by any of the Grantors, (ii) no Bailee Collateral Agent shall, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Collateral Agent or any other Secured Party and (iii) without affecting the agreement of any Bailee Collateral Agent to act as a gratuitous bailee and sub-agent solely for the purpose set forth in paragraph (a) of this Section or the right of any other Collateral Agent to enforce the rights and exercise the remedies (in each case other than through such Bailee Collateral Agent) as set forth in Section 3.01 and subject to the proviso in Section 4.01(a), each Collateral Agent agrees that such Collateral Agent shall not issue any instructions to any Bailee Collateral Agent, in its capacity as a gratuitous bailee and sub-agent of such Collateral Agent, with respect to the Controlled Shared Collateral or otherwise seek to exercise control over any Bailee Collateral Agent.

(d) The Bailee Collateral Agent of any Class shall, upon the Discharge of the First Lien Obligations of such Class, transfer the possession and control of the applicable Controlled Shared Collateral, together with any necessary endorsements but without recourse or warranty, (i) if First Lien Obligations of any other Class are outstanding at such time, to the Collateral Agent of such other Class (or, if First Lien Obligations of more than one other Class are outstanding at such time, to the Collateral Agent of the same Class as the Class of the First Lien Obligations the aggregate principal amount of which outstanding at such time exceeds the aggregate principal amount of the First Lien Obligations of any other Class outstanding at such time) and (ii) if no First Lien Obligations are outstanding at such time, to the applicable Grantor or as directed by a court of competent jurisdiction, in each case so as to allow such Person to obtain possession and control of such Controlled Shared Collateral. In connection with any transfer under clause (i) above by any Bailee Collateral Agent, such Bailee Collateral Agent agrees to take all actions in its power as shall be reasonably requested by the transferee Collateral Agent to permit the transferee Collateral Agent to obtain, for the benefit of its Related Secured Parties, a first priority security interest in the applicable Controlled Shared Collateral.

SECTION 4.02. Delivery of Documents. Promptly after the execution and delivery to any Collateral Agent by any Grantor of any Security Document (other than (a) any Security Document in effect on the date hereof and (b) any Additional First Lien Obligations

Document referred to in paragraph (b) of Article VII, but including any amendment, amendment and restatement, waiver or other modification of any such Security Document or Additional First Lien Obligations Document), the Borrower shall deliver to each Collateral Agent party hereto at such time a copy of such Security Document.

ARTICLE V

Other Agreements

SECTION 5.01. Concerning Secured Credit Documents and Collateral.

(a) The Secured Credit Documents of any Class may be Amended, in whole or in part, in accordance with their terms, in each case without notice to or the consent of the Collateral Agent or any Secured Parties of any other Class; provided that nothing in this paragraph shall affect any limitation on any such Amendment that is set forth in the Secured Credit Documents of any such other Class.

(b) The Grantors agree that each Security Document (other than any Credit Agreement Document executed and delivered prior to the date hereof, without limitation of the applicability of this Agreement thereto) creating a Lien on any Shared Collateral securing any First Lien Obligations (i) shall contain a legend substantially in the form of Annex I, or, prior to the Discharge of Credit Agreement Obligations, similar provisions approved by the Credit Agreement Collateral Agent, which approval shall not be unreasonably withheld, and (ii) shall provide that all powers, rights and remedies under such Security Document with respect to Shared Collateral may be exercised solely by the Collateral Agent of the applicable Class on behalf of the Secured Parties of such Class in accordance with the terms thereof, and that no other Secured Party of the applicable Class shall have any right individually to realize upon any of the Liens on Shared Collateral granted thereunder to secure First Lien Obligations of such Class.

SECTION 5.02. Refinancings. The First Lien Obligations of any Class may be Refinanced, in whole or in part, in each case, without notice to, or the consent of the Collateral Agent or Secured Party of any other Class, all without affecting the priorities provided for herein (including, without limitation, the priority in right of payment of the Priority Payment Lien Obligations) or the other provisions hereof; provided that nothing in this paragraph shall affect any limitation on any such Refinancing that is set forth in the Secured Credit Documents of any such other Class; and provided further that, if any obligations of the Grantors in respect of such Refinancing indebtedness shall be secured by Liens on any Shared Collateral, such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and, if not already, the collateral agent under such obligations shall become a party hereto by executing and delivering a Collateral Agent Joinder Agreement.

SECTION 5.03. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations of any Class previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law), then the terms and conditions of Article II shall be fully applicable thereto until all the First Lien Obligations of such Class shall again have been paid in full in cash.

SECTION 5.04. Reorganization Modifications. In the event the First Lien Obligations of any Class are modified pursuant to applicable law, including Section 1129 of the Bankruptcy Code, any reference to the First Lien Obligations of such Class or the Secured Credit Documents of such Class shall refer to such obligations or such documents as so modified.

SECTION 5.05. Further Assurances. Each of the Collateral Agents and the Grantors agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which any Collateral Agent may reasonably request in writing, to effectuate the terms of this Agreement.

ARTICLE VI

No Reliance; No Liability

SECTION 6.01. No Reliance; Information. Each Collateral Agent, for itself and on behalf of its Related Secured Parties, acknowledges that (a) such Collateral Agent and its Related Secured Parties have, independently and without reliance upon any other Collateral Agent or any of its Related Secured Parties, and based on such documents and information as they have deemed appropriate, made their own decision to enter into the Secured Credit Documents to which they are party and (b) such Collateral Agent and its Related Secured Parties will, independently and without reliance upon any other Collateral Agent or any of its Related Secured Parties, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decision in taking or not taking any action under this Agreement or any other Secured Credit Document to which they are party. The Collateral Agent or Secured Parties of any Class shall have no duty to disclose to any Collateral Agent or any Secured Party of any other Class any information relating to the Borrower or any of the Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations, that is known or becomes known to any of them or any of their Affiliates. If the Collateral Agent or any Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Collateral Agent or any Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 6.02. No Warranties or Liability.

(a) Each Collateral Agent, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that no Collateral Agent or Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Secured Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Collateral Agent and the Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner determined by them. No Collateral Agent shall, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Collateral Agent or any other Secured Party.

(b) No Collateral Agent or Secured Parties of any Class shall have any express or implied duty to the Collateral Agent or any Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an Event of Default under any Secured Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.

ARTICLE VII

Additional First Lien Obligations

The Borrower may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Borrower or any of the Grantors that would, if such Liens were granted, constitute Shared Collateral as Additional First Lien Obligations by delivering to each Collateral Agent party hereto at such time a certificate of an Authorized Officer of the Borrower:

(a) describing the indebtedness and other obligations being designated as Additional First Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b) setting forth the Additional First Lien Obligations Documents under which such Additional First Lien Obligations are issued or incurred or the Guarantees of or Liens securing such Additional First Lien Obligations are, or are to be, granted or created, and attaching copies of such Additional First Lien Obligations Documents as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Additional First Lien Obligations (such Person being referred to as the “Additional Collateral Agent”) with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete by an Authorized Officer of the Borrower;

(c) identifying the Person that serves as the Additional Collateral Agent;

(d) certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien Obligations” hereunder do not violate or result in a default under any provision of any Secured Credit Document of any Class in effect at such time;

(e) identifying such Additional First Lien Obligations as either Priority Payment Lien Obligations or Pari Passu Lien Indebtedness, and if identified as Priority Payment Lien Obligations, certifying that the designation of such Additional First Lien Obligations as Priority Payment Lien Obligations does not violate or result in a default under any provision of any Secured Credit Document of any Class in effect at such time;

(f) certifying that the Additional First Lien Obligations Documents (A) meet the requirements of Section 5.01(b) and (B) authorize the Additional Collateral Agent to become a party hereto by executing and delivering a Collateral Agent Joinder Agreement and provide that, upon such execution and delivery, such Additional First Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

(g) attaching a fully completed Collateral Agent Joinder Agreement executed and delivered by the Additional Collateral Agent.

Upon the delivery of such certificate and the related attachments as provided above and as so long as the statements made therein are true and correct as of the date of such certificate, the obligations designated in such notice shall become Additional First Lien Obligations for all purposes of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a) if to any Grantor, to it (or, in the case of any Grantor other than the Borrower, to it in care of the Borrower) at American Media, Inc., 1000 American Media Way, Boca Raton, Florida 22464-1000, Attention of Chief Financial Officer and General Counsel (fax: (561) 989-1396) and [            ] (fax: (561) 998-7470);

(b) if to the Credit Agreement Collateral Agent, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Houston, Texas 77002, Attention of Gloria Javier (Telecopy No. (713) 750-2878), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Peter Thauer (Telecopy No. (212) 270-5127).

(c) if to the Senior Secured Notes Collateral Agent, to it at Wilmington Trust FSB, 50 South Sixth Street, Suite 1290, Dropcode 7100, Minneapolis, MN 55402-1544, (fax: (612) 217-5651; Attention: Corporate Client Services; and

(d) if to any Additional Collateral Agent, to it at the address set forth in the applicable Collateral Agent Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. As agreed to in writing by any party hereto from time to time, notices and other communications to such party may also be delivered by e-mail to the e-mail address of a representative of such party provided from time to time by such party.

SECTION 8.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except as contemplated by the Secured Credit Documents and then pursuant to an agreement or agreements in writing entered into by each Collateral Agent then party hereto; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Borrower’s prior written consent; provided further that (i) without the consent of any party hereto, (A) this Agreement may be supplemented by a Collateral Agent Joinder Agreement, and an Additional Collateral Agent may become a party hereto, in accordance with Article VII and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 8.12, and (ii) in connection with any Refinancing of First Lien Obligations of any Class, the Collateral Agents then party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of any Collateral Agent or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing and are reasonably satisfactory to each such Collateral Agent.

SECTION 8.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 8.04. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding against the Borrower or any of the Subsidiaries.

SECTION 8.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.07. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any party hereto or its properties in the courts of any jurisdiction.

(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.01, such service to be effective upon receipt. Nothing in this Agreement will affect the right of any party hereto or any Secured Party to serve process in any other manner permitted by law.

SECTION 8.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 8.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. Except as expressly provided in this Agreement, none of the Borrower, any other Grantor, any other Subsidiary or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Borrower, any other Grantor or any other Subsidiary may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms. For the avoidance of doubt, nothing contained herein shall be construed to constitute a waiver or an amendment of any covenant of the Borrower or any other Grantor contained in any Secured Credit Document, which restricts the incurrence of any Indebtedness or the grant of any Lien.

SECTION 8.12. Additional Grantors. In the event any Subsidiary shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Borrower shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of a Grantor Joinder Agreement, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.13. Specific Performance. Each Collateral Agent, on behalf of itself and its Related Secured Parties, may demand specific performance of this Agreement. Each Collateral Agent, on behalf of itself and its Related Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Parties.

SECTION 8.14. Integration. This Agreement, together with the other Secured Credit Documents, represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Credit Agreement Collateral Agent

By:	/s/ Earl E. Dowling
	Name:	Earl E. Dowling
	Title:	Authorized Signatory

WILMINGTON TRUST FSB, as Senior Secured Notes Trustee and Senior Secured Notes Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

AMERICAN MEDIA, INC.

By:	/s/ Christopher V. Polimeni
	Name:	Christopher V. Polimeni
	Title:	Executive Vice President and Chief Financial Officer and Treasurer